Exhibit 23.2


December 19, 2005


U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.,
Washington  DC  20549

Re:  Dura Track Enterprises, Inc. -Form SB-2/A Registration Statement

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2/A Registration Statement dated December 19, 2005, of the following:

  Our Report to the Stockholders and Board of Directors of Dura Track Enterprises, Inc. dated April 29, 2005 on the financial statements of the Company as at March 31, 2005 and December 31, 2004 and the results of its operations and cash flows and the changes in stockholders' equity for the periods from March 19, 2004 (inception) to December 31, 2004, the three month
  period ended March 31, 2005 and the period March 19, 2004 (inception) to March 31, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

/s/ Dale Matheson Carr-Hilton LaBonte
-------------------------------------

Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia